WATKINS-JOHNSON COMPANY

                1989 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS
            (Amended and Restated Effective as of January 29, 1996)



                                   ARTICLE I
                                    GENERAL


1.       PURPOSE

         This 1989 Stock Option Plan for Nonemployee Directors (the "Plan") is intended to attract and retain the services of experienced and knowledgeable independent directors of Watkins-Johnson Company (the "Company"), for the benefit of the Company and its shareowners and to provide additional incentive for such directors to continue to work for the best interests of the Company and its shareowners.

2.       ADMINISTRATION

         The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board shall have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.

         The interpretation and construction by the Board of any provisions of the Plan or of any option granted under it shall be final and shall be given the maximum deference permitted by law. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

3.       ELIGIBILITY

         Each director of the Company who is not otherwise an employee of the Company or any subsidiary on the Grant Date (as defined below) shall automatically be granted options to purchase 3,000 shares of the Company's common stock (subject to adjustment as provided in Article III hereof) on the last Monday in April of fiscal years 1996 through and including 2005 (the "Grant Dates"); provided, however, that such automatic option grants shall only be made if the director (i) is not otherwise an employee of the Company or any subsidiary on the Grant Date, (ii) has not been an employee of the Company or any subsidiary for all or any part of the preceding fiscal year, and (iii) has served on the Board of Directors for the entire preceding fiscal year.

         In addition, on the date that any person is for the first time elected by the shareowners of the Company to the Board of Directors (which shall include the date that a director appointed by the Board of Directors is for the first time elected by the shareowners of the Company to the Board), options to purchase 3,000 shares of the Company's common stock (subject to adjustment as provided in Article III hereof) shall automatically be granted to such newly elected director; provided, however, that such automatic option grant shall only be made if the director is not otherwise an employee of the Company or any subsidiary on the

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date of such  election  and has not been an employee  for all or any part of the preceding fiscal year.

         In the event that the number of shares of the Company's common stock subject to future grant under the Plan is insufficient to make all automatic grants required to be made on such date, then all nonemployee directors entitled to a grant on such date shall ratably share in the number of options on shares of the Company's common stock available for grant under the Plan.

4.       SHARES OF STOCK SUBJECT TO THE PLAN

         The shares that may be issued under the Plan shall be authorized and unissued or reacquired shares of the Company's common stock (the "common stock"). The aggregate number of shares which may be issued under the Plan shall not exceed 350,000 shares of common stock, unless an adjustment is required in accordance with Article III.

5.       AMENDMENT OF THE PLAN

         The Board of Directors may, insofar as permitted by law, from time to time, suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that no such amendment shall alter or impair or diminish any rights or obligations under any option theretofore granted under the Plan without the consent of the person to whom such option was granted. In addition, without further shareowner approval, no such amendment shall increase the number of shares subject to the Plan (except as authorized by Article III), increase the number of shares for which an option may be granted to any optionee (except as authorized by Article III), change the designation in Section 3 of Article I of the class of persons eligible to receive options under the Plan, provide for the grant of options having an option price per share less than fair market value (as defined in Section 2 of this Article I) on the date of grant, extend the term during which options may be exercised, extend the final date upon which options under the Plan may be granted, or otherwise amend the Plan in a way that would require shareowner approval under Rule 16b-3.

6.       APPROVAL OF SHAREOWNERS

         This amendment and restatement of the Plan is effective January 29, 1996, subject to approval by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at the next annual meeting of the shareowners (with the shares held by the interested directors not being entitled to vote thereon), or adjournment thereof, duly held in accordance with California law. No option granted hereunder may become exercisable unless and until such approval is obtained.

7.       TERM OF PLAN

         Options may be granted under the Plan until April 30, 2005, the date of termination of the Plan. Notwithstanding the foregoing, each option granted under the Plan shall remain in effect until such option has been satisfied by the issuance of shares or terminated in accordance with the terms of the Plan.

8.       RESTRICTIONS

         All options granted under the Plan shall be subject to the requirement, if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares subject to options granted under the Plan upon any securities exchange or under any

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state or federal  law, or the consent or approval of any  government  regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issuance, if any, or purchase of shares in connection therewith, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

9.       NONASSIGNABILITY

         No option shall be assignable or transferable by the grantee except by will or by the laws of descent and distribution. During the lifetime of the optionee, the option shall be exercisable only by him, and no other person shall acquire any rights therein.

10.      WITHHOLDING TAXES

         Whenever shares of common stock are to be issued under the Plan, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares.

11.      DEFINITION OF "FAIR MARKET VALUE"

         For the purposes of this Plan, the term "fair market value," when used in reference to the date of grant of an option or the date of surrender of common stock in payment for the purchase of shares pursuant to the exercise of an option, as the case may be, shall be the closing price of the common stock on the New York Stock Exchange on the day the valuation is to be made, or if no sale of the Company's common stock shall have been made on said stock exchange that day, on the next preceding day on which there was a sale of such stock.


                                   ARTICLE II
                                 STOCK OPTIONS


1.       AWARD OF STOCK OPTIONS

         Awards of stock options shall be made under the Plan under all the terms and conditions herein. Each option granted under the Plan shall be evidenced by an option agreement duly executed on behalf of the Company and by the director to whom such option is granted, which option agreements may but need not be identical and shall comply with and be subject to the terms and conditions of the Plan. Any option agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board.

2.       TERM OF OPTIONS AND EFFECT OF TERMINATION

         Notwithstanding any other provision of the Plan, no option granted under the Plan shall be exercisable after the expiration of ten years from the date of its grant. In the event that any outstanding option under the Plan expires by reason of lapse of time or otherwise is terminated for any reason, then the shares of common stock subject to any such option which

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have not been issued  pursuant to the  exercise of the option shall again become available in the pool of shares of common stock for which options may be granted under the Plan.

3.       TERMS AND CONDITIONS OF OPTIONS

         Options granted pursuant to the Plan shall be evidenced by agreements in such form as the Board shall from time to time determine, which agreements shall comply with the following terms and conditions.

         A. Number of Shares

         Each option agreement shall state the number of shares to which the option pertains.

         B. Option Price

         Each option agreement shall state the option price per share which shall be equal to 100% of the fair market value of a share of the common stock on the date such option is granted.

         C. Medium and Time of Payment

         The option price shall be payable upon the exercise of an option in the legal tender of the United States or in shares of the Company's common stock valued at their fair market value on the date of such exercise or in a combination of such legal tender and such shares. Upon receipt of payment, the Company shall deliver to the optionee (or person entitled to exercise the option) a certificate or certificates for the shares of common stock to which the option pertains.

         D. Exercise of Option

         Options granted under the Plan shall become exercisable only after six months from the grant.

         To the extent that an option has become exercisable and subject to the restrictions and limitations set forth in this Plan and in the option agreement, it may be exercised in whole or in such lesser amount as may be authorized by the option agreement; provided, however, that no option shall be exercised for fewer than ten shares. If exercised in part, the unexercised portion of an option shall continue to be held by the optionee and may thereafter be exercised as herein provided.

         E. Termination of Directorship Except by Death

         In the event that an optionee shall cease to be a director of the Company for any reason other than his or her death, his or her option shall be exercisable, to the extent it was exercisable at the date he or she ceased to be a director, for a period of one year after such date, and shall then terminate. Such option may be exercised at any time within such period and prior to the date on which the option expires by its terms.

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         F. Death of Optionee and Transfer of Option

         If an optionee dies while a director of the Company, or within the period after termination of such status during which he or she is permitted to exercise an option in accordance with Subsection 3 E of this Article II, such option may be exercised at any time within one year after the optionee's death, but only to the extent the option was exercisable at the time of death. Such option may be exercised at any time within such one-year period and prior to the date on which the option expires by its terms. During such period, such option may be exercised by any person or persons designated by the optionee on a Beneficiary Designation Form adopted by the Board for such purpose, or, if there is no effective Beneficiary Designation Form on file with the Board, by the executors or administrators of the optionee's estate or by any person or persons who shall have acquired the option directly from the optionee by his will or the applicable law of descent and distribution.

         G. Stock Appreciation Rights-Limited Rights

         1. Options granted pursuant to this plan ("Related Stock Options") shall include stock appreciation rights (referred to herein as "Limited Rights"). A Limited Right may be exercised only during the sixty-day period beginning on an "Acceleration Date" (as defined in paragraph H hereof); provided, however, that if the Acceleration Date occurs within the six-month period following the grant of the Related Stock Option, then the Limited Right will be exercisable for a period of sixty days following expiration of such six-month period. Each Limited Right shall be exercisable only if; and to the extent that, the Related Stock Option is exercisable and the holder of the option is at the Acceleration Date, subject to the restrictions of Section 16 under the Securities Exchange Act of 1934.

               (a) Upon the exercise of a Limited Right, such Related Stock Option shall cease to be exercisable to the extent of the shares of stock with respect to which such Limited Right is exercised, but shall be considered to have been exercised to that extent for purposes of determining the number of shares of stock available for the grant of further options pursuant to this Plan. Upon the exercise or termination of a Related Stock Option, the Limited Right with respect to such Related Stock Option shall terminate to the extent of the shares of stock with respect to which the Related Stock Option was exercised or terminated.

               (b) Upon the exercise of a Limited Right, the holder thereof shall receive in cash from the Company whichever of the following amounts is applicable:

                     (i) In the case of an exercise of Limited  Rights by reason of the occurrence of an Offer (as defined in paragraph H hereof), an amount equal to the Offer Spread (as defined in subparagraph
               (d) hereof); or

                     (ii) In the case of an exercise of Limited Rights by reason of shareholder approval of an agreement described in paragraph H, an amount equal to the Merger Spread (as defined in subparagraph
               (f) hereof); or

                     (iii) In the  case of an  exercise  of  Limited  Rights  by reason of shareholder approval of a plan of liquidation described in paragraph H, an amount equal to the Liquidation Spread (as defined in subparagraph (h) hereof); or

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                     (iv) In the case of an exercise of Limited Rights by reason of an acquisition of stock described in paragraph H, an amount equal to the Acquisition Spread (as defined in subparagraph (j) hereof); or

                     (v) In the case of an exercise of Limited  Rights by reason of the election of 50% or more of the directors described in paragraph H, an amount equal to the Director Spread (as defined in subparagraph (l) hereof).

               (c) The term "Offer Price per Share" as used herein shall mean, with respect to the exercise of any Limited Right by reason of the occurrence of an Offer, the greater of (i) the highest price per share of stock paid in any Offer, which Offer is in effect at any time during the sixty-day period ending on the date of which such Limited Right becomes exercisable, or (ii) the highest Fair Market Value per Share of the Stock during such sixty-day period. Any securities or property which are part or all of the consideration paid for shares of stock in the Offer shall be valued in determining the Offer Price per Share at the higher of (A) the valuation placed on such securities or property by the corporation, person or other entity making such Offer or (B) the valuation placed on such securities or property by a committee consisting of the outside directors (the "Committee").

               (d) The term "Offer Spread" as used herein shall mean an amount equal to the product computed by multiplying (i) the excess of (A) the Offer Price per share over (B) the option price per share of stock at which the related Stock Option is exercisable, by (ii) the number of shares of stock with respect to which such Limited Right is being exercised.

               (e) The term "Merger Price per Share" as used herein shall mean, with respect to the exercise of any Limited Right by reason of shareholder approval of an agreement described in paragraph H, the greater of (i) the fixed or formula price for the acquisition of shares of stock specified in such agreement if such fixed or formula price is determinable on the date on which such Limited Right becomes exercisable, and (ii) the highest Fair Market Value per Share of the Stock during the sixty-day period ending on the date on which such Limited Right becomes exercisable. Any securities or property which are part or all of the consideration paid for shares of stock pursuant to such agreement shall be valued in determining the Merger Price per Share at the higher of (A) the valuation placed on such securities or property by the corporation, person or other entity which is a party with the Company to such an agreement or (B) the valuation placed on such securities or property by the Committee.

               (f) The term "Merger Spread" as used herein shall mean an amount equal to the product computed by multiplying (i) the excess of (A) the Merger Price per Share over (B) the option price per share of stock at which the Related Stock Option is exercisable by (ii) the number of shares of stock with respect to which such Limited Right is being exercised.

               (g) The term "Liquidation Price per Share" as used herein shall mean, with respect to the exercise of any Limited Right by reason of shareholder approval of a plan of liquidation described in paragraph H, the greater of (i) the highest amount paid or to be paid per share of stock pursuant to the plan of liquidation as determined by the Committee and (ii) the highest Fair Market Value per Share of the Stock during the sixty-day period ending on the date on which such Limited Right becomes exercisable. Any securities or property which (A) are part or all of the consideration paid for shares of stock pursuant to such

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         plan of liquidation or (B) are to be sold and the proceeds  distributed in liquidation shall be valued in determining the Liquidation Price per Share at the higher of (i) the valuation placed on such securities or property by the Company upon the distribution of such securities or property in accordance with the plan of liquidation, if known at the time of the exercise of such Limited Right, or (ii) the valuation placed on such securities or property by the Committee.

               (h) The term "Liquidation Spread" as used herein shall mean an amount equal to the product computed by multiplying (i) the excess of
         (A) the Liquidation Price per Share over (B) the option price per share of stock at which the Related Stock Option is exercisable, by (ii) the number of shares of stock with respect to which such Limited Right is being exercised.

               (i) The term "Acquisition Price per Share" as used herein shall mean, with respect to the exercise of any Limited Right by reason of an acquisition of stock described in paragraph H, the greater of (i) the highest price per share stated on the Schedule 13D, 14D-1 or similar schedule (or amendment thereto) filed by the holder of 50% or more of the Company's voting power which gives rise to the exercise of such Limited Right, or (ii) the highest Fair Market Value per Share of the Stock during the sixty-day period ending on the date the Limited Right is exercised.

               (j) The term "Acquisition Spread" as used herein shall mean an amount equal to the product computed by multiplying (i) the excess of
         (A) the Acquisition Price per Share over (B) the option price per share of stock at which the Related Stock Option is exercisable, by (ii) the number of shares of stock with respect to which such Limited Right is being exercised.

               (k) The term "Director Price per Share" as used herein shall mean, with respect to the exercise of any Limited Right by reason of the election of 50% or more of the directors described in paragraph H, the highest Fair Market Value per Share of the Stock during the sixty-day period ending on the date the Limited Right becomes exercisable.

               (1) The term "Director Spread" as used herein shall mean an amount equal to the product computed by multiplying (i) the excess of
         (A) the Director Price per Share over (B) the option price per share of stock at which the Related Stock Option is exercisable, by (ii) the number of shares of stock with respect to which such Limited Right is being exercised.

               (m) The term "Fair Market Value per Share of the Stock" as used herein shall mean, as of a particular date, (i) if the shares of stock are then listed on a national securities exchange, the definition provided in Article I hereof; or (ii) if the shares of stock are not then listed on a national securities exchange, the average of the closing "bid" and "asked" prices for shares of stock in the over-the-counter market for the last preceding date on which there was a sale of stock in such market.

         H. Acceleration of Option Exercise

         If while unexercised options remain outstanding under the Plan, (i) any corporation (other than the Company), person or group (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the

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"Act")) makes a tender or exchange offer which, if consummated,  would make such corporation, person or group the beneficial owner (within the meaning of Rule 13d-3, under the Act) of more than 30% of the Company's then outstanding stock and, pursuant to such offer, purchases are made ("Offer"); (ii) the shareholders or directors of the Company approve a definitive agreement to merge or consolidate with or into another corporation and the Company is not the surviving corporation, or agree to sell or otherwise dispose of all or substantially all of the Company's assets, or adopt a plan of liquidation; (iii) the Company becomes aware that any person or group (within the meaning of Section 13(d) and 14(d)(2) of the Act), has become the beneficial owner (within the meaning of Rule 13d-3, under the Act) of more than 20% of the Company's then outstanding stock; (iv) 50% or more of the directors of the Company are elected to the Board of Directors during any period of 24 months or less, such election being without the approval of at least a majority of the members of the Board of Directors of the Company in office immediately prior to such period; then on the date of the first purchase of stock pursuant to such Offer, or the date of any such shareholder approval or adoption, or the date on which the Company becomes aware of the acquisition of such percentage of the Company's stock or on the date of the election of such directors (any such date being referred to as an "Acceleration Date"), each outstanding option shall be exercisable in full.


                                  ARTICLE III
                     RECAPITALIZATIONS AND REORGANIZATIONS


         The number of shares of common stock covered by the Plan, the number of shares and price per share of each outstanding option, and the number of shares subject to each grant provided for in Article I, Section 3 hereof shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of common stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of issued and outstanding shares of common stock effected without receipt of consideration by the Company.

         If the Company shall be the surviving corporation in any merger or consolidation, each outstanding option shall pertain to and apply to the securities to which a holder of the same number of shares of common stock that are subject to that option would have been entitled. A dissolution or liquidation of the Company, or a merger or consolidation in which the Company is not the surviving corporation, shall cause each outstanding option to terminate, unless the agreement of merger or consolidation shall otherwise provide; provided that, in the event such dissolution, liquidation, merger or consolidation will cause outstanding options to terminate, each optionee shall have the right immediately prior to such dissolution, liquidation, merger or consolidation to exercise his option in whole or in part without regard to any limitations on the exercisability of such option other than (i) the expiration date of the option, (ii) the limitation set forth in Section 9 of Article I, and
(iii) the ten share limitation set forth in Section 3 D of Article II.

         To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive, and shall be given the maximum deference permitted by law.

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         The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.


                                   ARTICLE IV
                            MISCELLANEOUS PROVISIONS


1.       RIGHTS AS A SHAREOWNER

         An optionee or a transferee of an option shall have no rights as a shareowner with respect to any shares covered by an option until the date of the receipt of payment (including any amounts required by the Company pursuant to Section 10 of Article I) by the Company. No adjustments shall be made as to any option for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record data is prior to such date, except as provided in Article III.

2.       OTHER PROVISIONS

         The option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option or restrictions required by any applicable securities laws, as the Board shall deem advisable.

3.       APPLICATION OF FUNDS

         The proceeds received by the Company from the sale of common stock pursuant to the exercise of options will be used for general corporate purposes.

4.       NO OBLIGATION TO EXERCISE OPTION

         The granting of an option shall impose no obligation upon the optionee to exercise such option.

5.       SECURITIES EXCHANGE ACT OF 1934

         All transactions under the Plan are intended to comply with all applicable conditions of Section 16 of the Securities Exchange Act of l934 and Rule 16b-3 promulgated thereunder, and any future section, regulation or rule amending or supplementing such provisions. To the extent that any provision of this Plan, or any action taken under this Plan, fails to comply with such provisions, such Plan provision or action shall be null and void to the fullest extent permitted by law and deemed advisable by the Board.

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